FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT THE TWELFTH ANNUAL ICR XCHANGE CONFERENCE

HOUSTON, Jan. 6, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that senior management will present at the Twelfth Annual ICR XChange Conference on
Jan. 13, at the St. Regis Monarch Beach Resort & Spa in Dana Point, Calif. The presentation is scheduled to begin at 8 a.m. PT / 11 a.m. ET.

A live audio webcast, with a replay available until Jan. 27, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 97 automotive dealerships, 129 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 / kpaper@group1auto.com
or
John Roper, Fleishman-Hillard Inc.
713-513-9505

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 / pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc.
713-627-2223